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As filed with the Securities and Exchange Commission on March 3, 2004

Registration No. 333-11588

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEA CONTAINERS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0038412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(441) 295-2244
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

JOHN T. LANDRY, JR.
Sea Containers America Inc.
1155 Avenue of the Americas
New York, New York 10036
(212) 302-5066
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

STEPHEN V. BURGER Carter Ledyard & Milburn LLP 2 Wall Street New York, New York 10005 (212) 732-3200	ROHAN S. WEERASINGHE Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt securities	$200,000,000(1)(2)	100%(3)	$200,000,000(1)(4)	(5)

(1)
This registration statement is hereby amended to reduce the "Amount to be registered" and "Proposed maximum aggregate offering price" from $300,000,000 to $200,000,000.

(2)
If any debt securities are issued in a principal amount denominated in a foreign currency, the amount to be registered shall be such amount as shall result in an aggregate principal amount equivalent to $200,000,000 at the time of the initial offerings.

(3)
If any debt securities are issued at an original issue discount, the amount to be registered shall be increased so as to result in an aggregate offering price of all debt securities equal to $200,000,000, and the proposed maximum offering price per security will be correspondingly decreased.

(4)
Estimated solely for the purpose of calculating the registration fee. Excludes accrued interest, if any, from the date of issuance.

(5)
A fee of $79,200 was paid in full with the original filing of this registration statement on March 2, 2000. Since that date, $24,627.73 of this fee was offset, pursuant to Rule 457(p), against filing fees due for registration statements filed by the registrant under the Securities Act of 1933.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated March 3, 2004

PROSPECTUS

Sea Containers Ltd.
Debt Securities

        Sea Containers Ltd. may from time to time offer its debt securities in the form of debentures, notes and/or other unsecured evidences of indebtedness at an aggregate principal amount not to exceed $200,000,000 or, if the principal is payable in a foreign or composite currency, the equivalent of $200,000,000 at the time of the initial offerings. Sea Containers may offer its debt securities in separate series and in amounts, at prices and on terms it will establish at the time of sale.

        When Sea Containers offers a particular series of debt securities, it will deliver with this prospectus a prospectus supplement which will describe the terms of that series, including the specific designation, aggregate principal amount, denominations, ranking, purchase price, maturity, rate of interest (which may be fixed or variable), interest payment dates, any redemption terms, any sinking fund provisions, the currency or currency unit in which principal, premium or interest is payable, covenants, any prepayment provisions and any listing of the series on a securities exchange.

        We shall also describe in the prospectus supplement any material risk factors that an investor should consider before purchasing that series of debt securities.

        Sea Containers may issue the debt securities in registered or bearer form or both. Also, Sea Containers may issue all or a portion of a series of the debt securities in temporary or permanent global form. Sea Containers will offer the debt securities in bearer form only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

        Sea Containers may sell the debt securities directly, or indirectly through agents it designates from time to time, or through underwriters or dealers, or through any combination of sale methods. See "Plan of Distribution." If Sea Containers sells debt securities through agents, underwriters or dealers, we shall disclose their names and any applicable commissions or discounts in the prospectus supplement, as well as the net proceeds to Sea Containers from such sale and the proposed uses of such net proceeds.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

        This prospectus is part of a "shelf" registration statement that we filed with the Commission. By using a shelf registration statement, Sea Containers may sell, from time to time, in one or more offerings, any series of debt securities described in this prospectus. The total dollar amount of the debt securities we sell through these offerings will not exceed $200,000,000.

        This prospectus only provides you with a general description of the debt securities Sea Containers may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratios of Sea Containers' earnings to fixed charges, on a consolidated basis, for the periods indicated:

Year ended December 31,
					Nine months ended September 30, 2003
1998	1999	2000	2001	2002
1.3x	1.2x	1.2x	1.0x	1.2x	1.7x

        "Earnings" for these ratios consist of earnings before minority interests, income taxes and change in accounting principle, fixed charges and preferred share dividends. "Fixed charges" for these ratios represent interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense, and preference security dividend requirements of consolidated subsidiaries.

        The ratios for the year ended December 31, 2002, and the nine months ended September 30, 2003, reflect the consolidation of Silja Oyj Abp effective May 1, 2002, when Sea Containers increased its interest in Silja to more than 50%. For periods ending prior to May 1, 2002, Sea Containers' interest in Silja was accounted for using the equity method of accounting. The ratio for the year ended December 31, 2002, also reflects the deconsolidation of Orient-Express Hotels Ltd. during the fourth quarter of that year when Sea Containers reduced its interest in Orient-Express Hotels below 50%. Previously, Orient-Express Hotels was accounted for as a consolidated subsidiary of Sea Containers.

USE OF PROCEEDS

        Unless we identify other uses of proceeds in a prospectus supplement to this prospectus, we intend to use the net proceeds from the sale of the debt securities for Sea Containers' general corporate purposes, which may include repayment of other debt, funding our capital expenditure program for each of our businesses, acquisitions, and working capital. Pending these uses, we may also invest the net proceeds temporarily in short-term securities.

        Depending on market conditions and Sea Containers' financial needs, Sea Containers may, from time to time, undertake additional financings. We cannot at this time estimate the amount or timing of such financings, if any.

DESCRIPTION OF DEBT SECURITIES

General

        The following description summarizes the general terms and provisions of any debt securities which Sea Containers may offer under this prospectus. When Sea Containers offers a particular series of debt securities, it will deliver with this prospectus a prospectus supplement which will describe the particular terms of the offered series and the extent to which the general terms below may apply to that series.

        Sea Containers will issue the debt securities under an indenture between Sea Containers and The Bank of New York, as trustee. The form of indenture is an exhibit to the registration statement of which this prospectus is a part. Sea Containers will execute the indenture if and when it issues any debt securities and will file the executed indenture as an exhibit to a Form 8-K filing with the SEC. The executed indenture will be available for inspection at the corporate trust office of the trustee, or you may obtain a copy from Sea Containers without charge. See "Where You Can Find More Information." The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements contained in this prospectus relating to the indenture and the debt securities we may issue under the indenture are summaries of their material terms but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture (including those terms made a part of the indenture by reference to the Trust Indenture Act) and these debt securities.

        Sea Containers can issue an unlimited amount of debt securities in one or more series under the indenture, with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of Sea Containers' board of directors or a committee of the board or by a supplemental indenture. We will describe, in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the terms of that series, including

  •
  the title of the series,

  •
  whether the series is senior debt or subordinated debt or any combination of the two and, if subordinated debt, the subordination terms relating to the series,

  •
  the price or prices, expressed as a percentage of the aggregate principal amount, at which Sea Containers will sell the series of debt securities,

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  any limit upon the aggregate principal amount of the series,

  •
  the date or dates on which Sea Containers will pay the principal on the series,

  •
  the rate or rates (which may be fixed or variable) or the method by which such rate or rates will be determined, at which the series of debt securities will bear interest, if any,

  •
  the date or dates from which any interest will accrue, the dates upon which any interest will be payable, and the record dates for payment of interest,

  •
  the place or places where Sea Containers will pay principal of, and any premium or interest on, the series of debt securities,

  •
  any obligation Sea Containers has to redeem, repurchase or repay all or part of the series under any sinking fund or analogous provisions or at the option of a holder of the series, and the price or prices at which and the period or periods within which and the terms and conditions upon which Sea Containers will redeem, repurchase or repay the series,

  •
  the denominations in which the series will be issued, if other than denominations of U.S. $1,000 and any whole number multiple thereof,

  •
  the portion of the principal amount of the series payable upon declaration of the acceleration of the maturity date, if other than the principal amount,

  •
  any addition to, exclusion of or change in the covenants in the indenture as they apply to the series,

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the series,

  •
  whether Sea Containers will issue the series in global form and, if so, any terms and conditions upon which global debt securities may be exchanged for other individual securities, and the name of the depositary for the debt securities,

  •
  any terms and conditions upon which the series may be exchanged for or converted into Sea Containers common stock or other securities,

  •
  the form and terms of any guarantee of the series,

  •
  if the principal amount payable at the stated maturity of a series of debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined),

  •
  the applicability to the series of the provisions of the indenture relating to defeasance and discharge,

  •
  whether and under what circumstances Sea Containers will pay additional amounts as described below under "—Payment of Additional Amounts" to a holder of the debt securities that is not a "U.S. Person," in respect of any tax, assessment or governmental charge and, if so, whether Sea Containers will have the option to redeem the series of Debt Securities as described below under "—Optional Tax Redemption," rather than pay such additional amounts, and the terms of any such option;

  •
  whether the debt securities will be sold as part of units consisting of debt securities and other securities that Sea Containers may offer under the indenture,

  •
  whether the debt securities will be listed on any securities exchange or included in any other market or quotation or trading system,

  •
  any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with the series of debt securities for or on our behalf or on behalf of the holders of the series, and

  •
  any other terms of the series of debt securities, which may modify or exclude any provision of the indenture as it applies to that series.

        Sea Containers may issue debt securities at a discount below their stated principal amount or provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

        Sea Containers may issue debt securities in bearer form, with or without coupons. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable prospectus supplement.

Ranking of Debt Securities

        Any series of debt securities issued under the indenture as senior indebtedness will rank equal in right of payment with all of Sea Containers' other existing and future unsecured and unsubordinated indebtedness.

        Any series of debt securities issued under the indenture as subordinated indebtedness will be subordinate in right of payment to all existing and future senior indebtedness of Sea Containers. With respect to any series of subordinated debt securities, except as otherwise set forth in the applicable prospectus supplement, Sea Containers' "senior indebtedness" means the principal of, and premium, if any, and any interest (including interest accruing after the commencement of any proceeding for Sea Containers' bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) and all other monetary obligations of every kind or nature due on or in connection with,

  •
  all Sea Containers' indebtedness (including senior debt securities) regardless of when incurred (a) for borrowed money or (b) in connection with its acquisition of assets other than in the ordinary course of business, for the payment of which Sea Containers is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, or the payment of which is secured by a lien, charge or encumbrance on assets Sea Containers acquired,

  •
  amendments, modifications, renewals, extensions and deferrals of any such indebtedness, and

  •
  any indebtedness issued in exchange for any such indebtedness.

        However, with respect to any series of debt securities issued under the indenture as subordinated indebtedness, "senior indebtedness" will not include any debt evidenced by, or issued pursuant to, an instrument which:

  (a)
  expressly provides that such debt is subordinate in right of payment to all Sea Containers' debt not expressly subordinated to such debt, or

  (b)
  refers explicitly to any subordinated debt securities of Sea Containers and states that such debt shall not be senior in right of payment to such securities.

        Sea Containers may not make any payment with respect to any subordinated debt securities unless all amounts of principal, premium, if any, and interest then due on all applicable senior indebtedness has been paid in full or if there has occurred and is continuing beyond any applicable grace period a default in any payment with respect to any applicable senior indebtedness, or if there has occurred any event of default with respect to any applicable senior indebtedness permitting the holders to accelerate the maturity of the senior indebtedness, or if any judicial proceeding is pending with respect to any such default. However, Sea Containers may make payments with respect to the subordinated debt securities if a default in payment or an event of default with respect to the senior indebtedness permitting the holder to accelerate the maturity of the senior indebtedness has occurred and is continuing and judicial proceedings with respect thereto have not been commenced within a certain number of days of such default in payment or event of default.

        Upon any distribution of Sea Containers' assets upon dissolution, winding-up, liquidation or reorganization, the holders of its senior indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest (including interest accruing after the commencement of any proceeding for Sea Containers' bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law) before any payment is made on the subordinated debt securities. By reason of the subordination, if Sea Containers becomes insolvent, holders of its senior indebtedness may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to the subordinated debt securities may receive less, ratably, than Sea Containers' other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

        If Sea Containers offers debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on Sea Containers' ability to issue any additional senior indebtedness and will describe in more detail the material terms of the subordination provisions of these securities, including relevant definitions.

Optional Tax Redemption

        Any series of debt securities, other than a series which specifically provides otherwise, may be redeemed at the option of Sea Containers, in whole but not in part, at any time on not less than 30 or more than 60 days' prior notice given as provided in the indenture, at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption if, as a result of a "change in tax law," defined as

  •
  any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority of or in the jurisdiction) in which Sea Containers is incorporated or resident for tax purposes, or

  •
  any change in the official application or interpretation of such laws, regulations or rulings, or

  •
  any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction, political subdivision or taxing authority is a party, which becomes effective on or after the time of issue of such series, Sea Containers is or would be required on the next succeeding interest payment date to pay additional amounts with respect to that series of debt securities as described below under "—Payment of Additional Amounts" and Sea Containers cannot avoid the payment of such additional amounts by any reasonable measures available to it.

        Any series of debt securities, other than a series which specifically provides otherwise, may also be redeemed at the option of Sea Containers in whole but not in part at any time, on not less than 30 nor more than 60 days' prior notice given as provided in the indenture, at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption, if the person formed by a consolidation or amalgamation of Sea Containers or into which Sea Containers is merged or to which Sea Containers conveys, transfers or leases its properties and assets substantially as an entirety is required to pay additional amounts as described below in respect of any tax, assessment or governmental charge imposed on any holder of debt securities as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a change in tax law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease.

        Sea Containers will also pay, or make available for payment, to holders of debt securities on the redemption date any additional amounts (as described under "—Payment of Additional Amounts" below) resulting from the payment of such redemption price.

Payment of Additional Amounts

        If the jurisdiction (or any political subdivision or taxing authority of or in the jurisdiction) in which Sea Containers is incorporated or resident for tax purposes at any time requires Sea Containers to deduct or withhold, for any present or future taxes, assessments or other governmental charges, any amounts Sea Containers must pay under any series of debt securities to a holder of debt securities who is not a resident of such jurisdiction for purposes of such tax, assessment or governmental charge, Sea Containers will pay to such non-resident holder such additional amounts as additional interest as may be necessary in order that the net amounts paid to such holder after such deduction or withholding will be not less than the amounts specified in such debt security to which the holder is entitled. However, Sea Containers will not have to make any payment of additional amounts for or on account of:

  (a)
  any tax, assessment or other governmental charge which would not have been imposed but for

  •
  the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, a holder, if such holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein, or,

  •
  the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  (b)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  (c)
  any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of or in respect of principal of, or any premium or interest on, the debt security;

  (d)
  any tax, assessment or other governmental charge that is imposed or withheld because a holder or the beneficial owner of a debt security failed to comply with a request of Sea Containers addressed to the holder

  •
  to provide information, documents and other evidence concerning the nationality, residence or identity of the holder or such beneficial owner, or

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  to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by Sea Containers) or satisfy any information or reporting requirement, and such information, documents, evidence or declaration is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

  (e)
  any combination of items (a), (b), (c) and (d) above.

Also, Sea Containers will not pay any such additional amounts to any holder of a debt security who is a fiduciary or partnership, or is not the sole beneficial owner of such payment, to the extent that the beneficiary or settlor with respect to such fiduciary, or a member of such partnership, or another beneficial owner of such payment would be required, by the laws of the jurisdictions in which Sea Containers is incorporated or resident for tax purposes (or any political subdivision or taxing authority of or in those jurisdictions), to include such payment in its income for tax purposes and would not have been entitled to such additional amounts had it been the holder of such debt security.

        Additional amounts may also be payable in the event of certain consolidations, amalgamations, mergers or sales of assets. See "—Optional Tax Redemption" above.

        In the opinion of Appleby Spurling & Kempe, Bermuda counsel to Sea Containers, and subject to the assumptions and qualifications contained in the opinion of that firm, under Bermuda law as applied and interpreted on the date of this prospectus:

  •
  There is no Bermuda income tax, withholding tax, capital gains tax or capital transfer tax and, even if such taxes were to be enacted, pursuant to an undertaking from the Minister of Finance of Bermuda which is effective until March 28, 2016,

  (1)
  Sea Containers would not be required to deduct or withhold on account of Bermuda income tax from payments made under any debt securities, and

  (2)
  Holders of the debt securities who are not treated as resident or ordinarily resident in Bermuda generally would not be subject to any Bermuda taxation of capital gains realized on the disposition of the debt securities;

  •
  Debt securities that are not treated as situated in Bermuda and are beneficially owned by an individual domiciled outside Bermuda will not be subject to Bermuda inheritance tax; and

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  No Bermuda stamp duty or stamp duty reserve tax will be imposed on the issuance of debt securities covered by this prospectus, and no Bermuda stamp duty is payable on any transfer of debt securities.

Exchange, Registration, Transfer and Payment

        Unless we specify otherwise in a prospectus supplement, payment of principal of, and any premium and interest on, the debt securities covered by this prospectus will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency maintained by Sea Containers for that purpose subject to the limitations of the indenture. Unless we specify otherwise in a prospectus supplement, Sea Containers will issue the debt securities in denominations of U.S. $1,000 or whole number multiples thereof. Sea Containers will not require a service charge for any registration of transfer or exchange of the debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge.

Global Debt Securities

        Sea Containers may issue the debt securities of a series in the form of one or more global security certificates. Sea Containers will deposit each global security with a depositary or its nominee or custodian, which will be The Depository Trust Company and its nominee Cede & Co unless we name another depositary or nominee in a prospectus supplement, and each global security will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for in the indenture.

        Notwithstanding any provision of the indenture or any debt security, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary for the global security or any nominee of the depositary, and no such transfer may be registered, unless

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  the depositary has notified Sea Containers that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as such; or

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  Sea Containers executes and delivers to the trustee an order that the global security will be so transferable, registrable and exchangeable, and those transfers will be registrable, or

  •
  the applicable prospectus supplement describes other circumstances under which the global security will be so transferable, registrable or exchangeable, or under which transfers will be so registrable.

        All debt securities issued in exchange for a global security or any portion of a global security will be registered in such names as the depositary may direct.

        Unless we specify otherwise in a prospectus supplement, debt securities which are to be represented by a global security will be registered in the name of the depositary or its nominee. Upon the issuance of a global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of the debt securities, or by Sea Containers if it directly offers and sells the debt securities. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificate form. The foregoing limitations and these laws may impair the ability to transfer beneficial interests in the global securities.

        So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in a prospectus supplement, owners of beneficial interests in the global security will not be entitled to have securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificate form and will not be considered the holders thereof for any purposes under the indenture. Therefore, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under this indenture, the depositary will authorize the participants to give that notice or take that action, and participants would authorize beneficial owners owning through those participants to give that notice or take that action or would otherwise act upon the instructions of beneficial owners owing through them.

        Notwithstanding any contrary provisions in the indenture, the rights of the beneficial owners of the debt securities to receive payment of the principal of, and any premium or interest on, the debt securities on or after the respective due dates expressed in the debt securities, or to institute suit for the enforcement of these payments on or after these respective dates, will not be impaired or affected without the consent of the beneficial owners.

        Principal of and any premium or interest on a global security will be payable in the manner described in the applicable prospectus supplement.

BERMUDA TAX CONSIDERATIONS

Taxation of Sea Containers

        Under current Bermuda law, Sea Containers is not subject to tax in Bermuda on its income or capital gains. Furthermore, Sea Containers has obtained from the Minister of Finance of Bermuda, under the Exempted Undertakings Tax Protection Act 1966, an assurance that, in the event that Bermuda enacts any legislation imposing tax computed on any income or gains, that tax will not be applicable to Sea Containers until March 28, 2016. This assurance does not, however, prevent the imposition of any tax or duty on persons ordinarily resident in Bermuda or on any property tax on leasehold interests Sea Containers may have in Bermuda. Sea Containers will pay an annual government fee in Bermuda based on its authorized share capital and share premium. Sea Containers currently pays, and expects to continue to pay, the maximum annual government fee applicable to it. The annual government fee amounts are subject to review from time to time by the Bermuda authorities.

Taxation of Holders

        Under current Bermuda law, no income, withholding or other taxes or stamp or other duties are imposed in Bermuda upon the issue, transfer or sale of Sea Containers' common shares or other securities or on any payments in respect of its common shares or other securities (except, in certain circumstances, to persons ordinarily resident in Bermuda).

PLAN OF DISTRIBUTION

        Sea Containers may sell the debt securities covered by this prospectus to or through one or more underwriters or dealers, directly to institutional investors or other purchasers, through agents, or through a combination of such or other methods. Sea Containers may distribute the debt securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        If Sea Containers uses underwriters in a sale, the underwriters will acquire the debt securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Sea Containers may offer the debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Sea Containers will name the underwriter or underwriters for a particular underwritten offering of debt securities in the prospectus supplement for such offering and, if an underwriting syndicate is used, the name of the managing underwriter or underwriters will appear on the cover of such prospectus supplement.

        Sea Containers may sell the debt securities directly or through agents that it designates from time to time. Any agent involved in the offer or sale of the debt securities will be named, and any commissions Sea Containers pays to such agent will be disclosed, in the prospectus supplement relating to that offer and sale. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of debt securities covered by this prospectus, underwriters or agents may receive compensation from Sea Containers or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities as principals will be underwriters within the meaning of the Securities Act of 1933, those that participate in the distribution of debt securities as agents may deemed to be underwriters, and any discounts or commissions received by them from Sea Containers, and any profit on the resale of debt securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Sea Containers will identify any such underwriter, dealer or agent, and describe any such compensation received from Sea Containers, in the related prospectus supplement.

        Under agreements which Sea Containers may enter into, underwriters and agents who participate in the distribution of debt securities may be entitled to indemnification by Sea Containers against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Sea Containers with respect to payments they may be required to make in respect thereof.

        The underwriters or agents and their affiliates may engage in transactions with and perform services for Sea Containers or its affiliates in the ordinary course of their respective businesses.

        If Sea Containers uses underwriters or dealers in a sale of debt securities, until the distribution of the debt securities is completed, rules of the Securities and Exchange Commission may limit the ability of any such underwriters and certain selling group members, if any, to bid for and purchase the debt securities. As an exception to these rules, representatives of any underwriters may engage in certain transactions that stabilize the price of the debt securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the debt securities.

        If the underwriters create a short position in the debt securities in connection with the offerings, i.e., if they sell more debt securities than are set forth on the cover page of the prospectus supplement, the representatives of the underwriters may reduce that short position by purchasing debt securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any overallotment option, if any, described in the prospectus supplement.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither Sea Containers nor any underwriter or agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the debt securities. In addition, neither Sea Containers nor any underwriter or agent makes any representation that the representatives of any underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members, if any. This means that if the representatives of the underwriters purchase debt securities in the open market to reduce the underwriters' short position or to stabilize the price of the debt securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those debt securities as part of the offering. The imposition of a penalty bid might also have an effect on the price of the debt securities to the extent that it discourages resales of the debt securities.

        The debt securities covered by this prospectus may or may not be listed on a national securities exchange or traded in the over-the-counter market. We cannot give you any assurances as to the liquidity of the trading market for any series of debt securities.

AUTHORIZED REPRESENTATIVE

        Sea Containers' authorized representative in the United States for this offering, as required pursuant to Section 6(a) of the Securities Act, is Robert M. Riggs, 2 Wall Street, New York, New York 10005. Sea Containers has agreed to indemnify the authorized representative against liabilities under the Securities Act of 1933.

LEGAL MATTERS

        Carter Ledyard & Milburn LLP, New York, New York, has passed upon legal matters under United States law for Sea Containers with respect to any offering of the debt securities being offered by this prospectus, and Appleby Spurling & Kempe, Hamilton, Bermuda has passed upon legal matters under Bermuda law for Sea Containers with respect to any such offering. Shearman & Sterling LLP, New York, New York, may pass upon legal matters for the underwriters with respect to any underwritten offering of debt securities. Shearman & Sterling LLP will rely upon Appleby Spurling & Kempe with respect to matters of Bermuda law. Robert M. Riggs, who is senior counsel at Carter Ledyard & Milburn LLP, having recently retired as a partner in that firm, is a director of Sea Containers.

EXPERTS

        The consolidated financial statements and related consolidated financial statement schedule incorporated in this prospectus by reference from Sea Containers' Annual Report on Form 10-K/A for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Sea Containers of Statement of Financial Accounting Standards ('SFAS') No. 142, Goodwill and Other Intangible Assets, and SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective January 1, 2002, and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and 138, effective January 1, 2001, which is incorporated herein by reference in the registration statement of which this prospectus is a part, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3, Registration No. 333-11588, which Sea Containers filed with the Securities and Exchange Commission under the Securities Act of 1933. We refer you to this registration statement for further information about Sea Containers and the debt securities offered hereby.

        Sea Containers files annual, quarterly and special reports and other information with the Securities and Exchange Commission (Commission File Number 1-7560). These filings contain important information which does not appear in this prospectus. For further information about Sea Containers, you may read and copy these filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of Sea Containers' filings from the public reference room by calling (202) 942-8090. You may also inspect these filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104, or 233 Beaudry Avenue, Los Angeles, California 90012.

        Sea Containers will furnish the holders of the debt securities offered hereby with its annual report to its shareholders containing financial information which has been examined and reported upon, with an opinion expressed by, an independent public or certified public accountant.

        The SEC allows Sea Containers to "incorporate by reference" information into this prospectus, which means that we can disclose imported information to you by referring you to other documents which Sea Containers has filed or will file with the SEC. We are incorporating by reference in this prospectus

  •
  Sea Containers' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including Amendment No. 1 thereto dated May 23, 2003,

  •
  Sea Containers' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003, and September 30, 2003, and

  •
  Sea Containers' Current Reports on Form 8-K bearing cover dates of April 11, 2003, June 25, 2003, June 27, 2003, July 9, 2003, July 15, 2003, July 18, 2003, July 23, 2003, February 9, 2004, and February 20, 2004.

        All documents which Sea Containers files with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering of debt securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

        We shall provide you without charge, upon your written or oral request, a copy of the indenture described in this prospectus and any of the other documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to the Secretary, Sea Containers America Inc., 1155 Avenue of the Americas, New York, New York 10036 (telephone 212-302-5066).

        Sea Containers is a Bermuda company and is a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934. As a result, (1) Sea Containers' proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in Sea Containers' equity securities by its officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, Sea Containers was not required to make, and did not make, its SEC filings electronically, so that those filings are not available on the SEC's Web site. However, since that date, we have been making all filings with the SEC electronically.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses to be incurred by the Registrant in connection with the filing of this "shelf" Registration Statement and the issuance and distribution of one series of debt securities hereunder, other than any selling discounts and commissions, are estimated as follows:

Securities and Exchange Commission registration fee	$54,570
Rating agency fees	200,000
Legal fees and expenses	175,000
Accountants' fees and expenses	70,000
Printing and engraving expenses	150,000
Blue sky fees and expenses	5,000
Trustee's fees and expenses	20,000
Miscellaneous	25,430

Total	$700,000

Item 15. Indemnification of Directors and Officers.

        Bye-Law 119 of the Registrant provides as follows (references therein to the Company are references to Sea Containers Ltd. and references to the Act mean Bermuda's Companies Act 1981 and such other statutory corporate enactments in Bermuda as are from time to time in force concerning companies insofar as the same applies to the Company):

          "119. (a) Subject to the proviso below, every Director and other officer of the Company and every member of a committee duly constituted under Bye-Law 86 shall be indemnified out of the funds of the Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Act.

          "(b) Every Director and other officer of the Company and every member of a committee duly constituted under Bye-Law 86 shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer or committee member in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Act in which relief from liability is granted to him by the Court.

          "(c) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of a Director or other officer of the Company or a member of a committee duly constituted under Bye-Law 86 to repay such amount unless it shall be ultimately determined that such Director, officer or committee member is entitled to be indemnified by the Company pursuant to these Bye-Laws or otherwise.

          "(d) To the extent that any Director, officer or member of a committee duly constituted under Bye-Law 86 is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge."

        Reference is made to (i) the Indemnification Agreement (Exhibit 99 to this Registration Statement) concerning the indemnification by the Registrant of its authorized representative in the United States, and (ii) Section 5 of the Standard Underwriting Agreement Provisions (Exhibit 1 to this Registration Statement) for certain provisions as to the indemnification of directors, certain officers and controlling persons of the Registrant by the prospective underwriters.

        The Registrant also maintains directors' and officers' liability and corporate reimbursement insurance. Such insurance, subject to annual renewal and certain rights of the insurers to terminate, provides an aggregate maximum of $40,000,000 of coverage to directors and officers of the Registrant and its subsidiaries against claims made during the policy period.

Item 16. Exhibits.

Exhibit Number		Description
1	—	Form of Standard Underwriting Agreement Provisions.(1)
4	—	Form of Indenture between the Registrant and The Bank of New York, as Trustee, relating to Debt Securities issuable from time to time.
5.1	—	Opinion of Carter Ledyard & Milburn LLP.
5.2	—	Opinion of Appleby Spurling & Kempe.(1)
12	—	Statement of computation of ratios of earnings to fixed charges.
23.1	—	Consent of Deloitte & Touche LLP.
23.2	—	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.1).
23.3	—	Consent of Appleby Spurling & Kempe (included in Exhibit 5.2).(1)
24	—	Powers of Attorney.(1)
25	—	Form T-1 Statement of Eligibility of The Bank of New York under the Trust Indenture Act of 1939 with respect to Exhibit 4.
99	—	Indemnification Agreement between the Registrant and Robert M. Riggs.(1)

(1)
Previously filed in this Registration Statement.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes as follows:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (a)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (b)
    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.);

    (c)
    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; and

    (d)
    To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering;

  provided, however, that paragraphs (a), (b) and (d) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2)   For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (7)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 3rd day of March, 2004.

SEA CONTAINERS LTD.
By:	/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan Senior Vice President—Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities indicated on March 3, 2004.

Signature	Title

* James B. Sherwood	President and Director (Principal Executive Officer)
/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan	Senior Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
* John D. Campbell	Director
* W. Murray Grindrod	Director
* Robert M. Riggs	Director and Authorized Representative in the United States
* Philip J.R. Schlee	Director
* Charles N.C. Sherwood	Director

* Michael J.L. Stracey	Director

*By:	/s/ DANIEL J. O'SULLIVAN Daniel J. O'Sullivan Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number		Description
1	—	Form of Standard Underwriting Agreement Provisions.(1)
4	—	Form of Indenture between the Registrant and The Bank of New York, as Trustee, relating to Debt Securities issuable from time to time.
5.1	—	Opinion of Carter Ledyard & Milburn LLP.
5.2	—	Opinion of Appleby Spurling & Kempe.(1)
12	—	Statement of computation of ratios of earnings to fixed charges.
23.1	—	Consent of Deloitte & Touche LLP.
23.2	—	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.1).
23.3	—	Consent of Appleby Spurling & Kempe (included in Exhibit 5.2).(1)
24	—	Powers of Attorney.(1)
25	—	Form T-1 Statement of Eligibility of The Bank of New York under the Trust Indenture Act of 1939 with respect to Exhibit 4.
99	—	Indemnification Agreement between the Registrant and Robert M. Riggs.(1)

(1)
Previously filed in this Registration Statement.

QuickLinks

TABLE OF CONTENTS
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
BERMUDA TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
AUTHORIZED REPRESENTATIVE
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX